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       As filed with the Securities and Exchange Commission on May 2, 1994
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                       Securities and Exchange Commission
                             Washington, D.C. 20549
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                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the


                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) - April 22, 1994


                         Commission file number  1-8413


                          Citizens First Bancorp, Inc.
             (Exact name of Registrant as specified in its charter)



                New Jersey                            22-2395812
         (State of Incorporation)       (I.R.S. Employer Identification Number)


208 Harristown Road, Glen Rock, New Jersey            07452-3306
 (Address of principal executive offices)             (Zip Code)


       Registrant's telephone number, including area code:  (201) 445-3400


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ITEM 5. OTHER EVENTS

    April 22, 1994 - Citizens First Bancorp, Inc. announced that it has called for redemption its outstanding 6 3/4% Convertible Subordinated Debentures due August 1, 2001. It is anticipated that the debentures will be redeemed on August 1, 1994. The Company said that $18,990,000 in principle amount of the debentures is currently outstanding.

    The redemption price to be paid for the debentures is 100% of principal amount, plus accrued interest through the date of redemption. After the redemption date, interest will cease to accrue. The debentures are convertible into the Company's Common Stock, at any time prior to the date of redemption, at a price of $10.19 per share.



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                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                             CITIZENS FIRST BANCORP, INC.




Date:  May 2, 1994                           By ALLAN D. NICHOLS
                                                -----------------------------

                                             Allan D. Nichols
                                             Chairman of the Board
                                             Chief Executive Officer



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